LEHMAN BROTHERS HOLDINGS INC.,

SELLER

and

STRUCTURED ASSET SECURITIES CORPORATION,

PURCHASER

MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT

Dated as of March 1, 2006

Structured Asset Securities Corporation Mortgage Loan Trust 2006-WF1

(Mortgage Pass-Through Certificates Series 2006-WF1)

TABLE OF CONTENTS

Page

ARTICLE I. CONVEYANCE OF MORTGAGE LOANS

2

Section 1.01.

Sale of Mortgage Loans.

2

Section 1.02.

Delivery of Documents.

3

Section 1.03.

Review of Documentation.

3

Section 1.04.

Representations and Warranties of the Seller.

3

Section 1.05.

Grant Clause.

12

Section 1.06.

Assignment by Depositor.

12

ARTICLE II. MISCELLANEOUS PROVISIONS

12

Section 2.01.

Binding Nature of Agreement; Assignment.

12

Section 2.02.

Entire Agreement.

12

Section 2.03.

Amendment.

12

Section 2.04.

Governing Law.

13

Section 2.05.

Severability of Provisions.

14

Section 2.06.

Indulgences; No Waivers.

14

Section 2.07.

Headings Not to Affect Interpretation.

14

Section 2.08.

Benefits of Agreement.

14

Section 2.09.

Counterparts.

14

SCHEDULE A

Transferred Mortgage Loan Schedule (including Prepayment Charge Schedule)

EXHIBIT A

Certain Defined Terms

EXHIBIT B

Form of Terms Letter

EXHIBIT C

Commitment Letter

This MORTGAGE LOAN SALE AND ASSIGNMENT AGREEMENT, dated as of March 1, 2006 (the “Agreement”), is executed by and between Lehman Brothers Holdings Inc. (“LBH” or the “Seller”) and Structured Asset Securities Corporation (the “Depositor”).

All capitalized terms not defined herein or in Exhibit A attached hereto shall have the same meanings assigned to such terms in that certain trust agreement (the “Trust Agreement”) dated as of March 1, 2006, among the Depositor, Aurora Loan Services LLC, as master servicer (the “Master Servicer”), Risk Management Group, LLC, as credit risk manager, Wells Fargo Bank, N.A., as securities administrator, and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”), pursuant to (A) the Seller’s Warranties and Servicing Agreement by and between the Bank, as purchaser and Wells Fargo Bank, N.A., as seller (in such capacity, the “Transferor”), dated as of February 1, 2006 (the “Transfer Agreement), and (B) a Commitment Letter from the Transferor to the Bank, dated January 26, 2006 (the “Commitment Letter”), has purchased or received from the Transferor certain mortgage loans, each identified on the Mortgage Loan Schedule attached hereto as part of Schedule A (the “Mortgage Loans”);

WHEREAS, pursuant to an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), dated as of March 1, 2006, between the Bank, as assignor, and LBH, as assignee, the Bank has assigned all of its right, title and interest in and to the Transfer Agreement, and certain of its rights (as described below) under the Commitment Letter, attached as Exhibit C hereto, and the related Mortgage Loans as listed on Schedule A, and LBH has accepted the rights and benefits of, and assumed the obligations of the Bank under, the Transfer Agreement;

WHEREAS, LBH is a party to a Reconstituted Servicing Agreement dated as of March 1, 2006 among LBH, as seller, Wells Fargo Bank, N.A., as servicer (the “Servicer”), and the Master Servicer (the “Servicing Agreement”);

WHEREAS, the Seller desires to sell, without recourse, all of its rights, title and interest in and to the Mortgage Loans to the Depositor, assign all of its rights and interest under the Transfer Agreement, the Commitment Letter and the Servicing Agreement relating to the Mortgage Loans referred to above, and delegate all of its obligations thereunder, to the Depositor; and

WHEREAS, the Seller and the Depositor acknowledge and agree that the Depositor will convey the Mortgage Loans on the Closing Date to a Trust Fund created pursuant to the Trust Agreement, assign all of its rights and delegate all of its obligations hereunder to the Trustee for the benefit of the Certificateholders, and that each reference herein to the Depositor is intended, unless otherwise specified, to mean the Depositor or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Depositor agree as follows:

ARTICLE I.

CONVEYANCE OF MORTGAGE LOANS

Section 1.01.

Sale of Mortgage Loans.

(a)

Sale of Mortgage Loans.  Concurrently with the execution and delivery of this Agreement, the Seller does hereby transfer, assign, set over, deposit with and otherwise convey to the Depositor, without recourse, subject to Sections 1.03 and 1.04, all the right, title and interest of the Seller in and to the Mortgage Loans identified on Schedules A hereto, having an aggregate principal balance of $859,546,627.  Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, other than payments of principal and interest due on or before such date, and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, all Prepayment Charges received on or with respect to the Mortgage Loans on or after the Cut-off Date, together with all of the Seller’s right, title and interest in and to each related account and all amounts from time to time credited to and the proceeds of such account, any REO Property and the proceeds thereof, the Seller’s rights under any Insurance Policies relating to the Mortgage Loans, the Seller’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing.

Concurrently with the execution and delivery of this Agreement, the Seller hereby assigns to the Depositor all of its rights and interest under the Transfer Agreement (except for any rights against the Transferor with respect to (i) first payment date defaults or early payment date defaults or (ii) reimbursement of any amount in excess of the Purchase Price for a breach of a representation or warranty; provided, however, that the Seller hereby assigns to the Depositor all of its rights and interest against the Transferor with respect to first payment date defaults or early payment date defaults on the Mortgage Loans set forth in Schedule B hereto (the “First Payment Default Mortgage Loans”), assigned to the Seller as provided for pursuant to the Commitment Letter and the Servicing Agreement, other than any servicing rights retained thereunder, and delegates to the Depositor all of its obligations thereunder, to the extent relating to the Mortgage Loans.  The Seller and the Depositor further agree that this Agreement incorporates the terms and conditions of any assignment and assumption agreement or other assignment document required to be entered into under the Transfer Agreement (any such document, an “Assignment Agreement”) and that this Agreement constitutes an Assignment Agreement under the Transfer Agreement, and the Depositor hereby assumes the obligations of the assignee under each such Assignment Agreement.  Concurrently with the execution hereof, the Depositor tenders the purchase price set forth in that certain Terms Letter dated as of the date hereof, the form of which is attached as Exhibit B hereto (the “Purchase Price”).  The Depositor hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Seller under the Transfer Agreement and each Servicing Agreement, other than any servicing rights thereunder, as if the Depositor had been a party to each such agreement.

(b)

Schedules of Mortgage Loans.  The Depositor and the Seller have agreed upon which of the Mortgage Loans owned by the Seller are to be purchased by the Depositor pursuant to this Agreement and the Seller will prepare on or prior to the Closing Date a final schedule describing such Mortgage Loans (the “Mortgage Loan Schedule”).  The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Trust Agreement.  The Mortgage Loan Schedule attached hereto as Schedule A specifies those Mortgage Loans that are Transferred Mortgage Loans which have been assigned by the Bank to the Seller pursuant to the Assignment and Assumption Agreement.

Section 1.02.

Delivery of Documents.

(a)

In connection with such transfer and assignment of the Mortgage Loans hereunder, the Seller shall, at least three (3) Business Days prior to the Closing Date, deliver, or cause to be delivered, to the Depositor (or its designee) the documents or instruments with respect to each Mortgage Loan (each, a “Mortgage File”) so transferred and assigned, as specified in the Transfer Agreement or Servicing Agreement.

(b)

For Mortgage Loans (if any) that have been prepaid in full on or after the Cut-off Date and prior to the related Closing Date, the Seller, in lieu of delivering the related Mortgage Files, herewith delivers to the Depositor an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account maintained by the Master Servicer for such purpose have been so deposited.

Section 1.03.

Review of Documentation.

The Depositor, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by Wells Fargo Bank, N.A. (the “Custodian”), for the Depositor.  The Custodian is required to review, within 45 days following the Closing Date, each applicable Mortgage File.  If in the course of such review the Custodian identifies any Material Defect, the Seller shall be obligated to cure such Material Defect or to repurchase the related Mortgage Loan from the Depositor (or, at the direction of and on behalf of the Depositor, from the Trust Fund), or to substitute a Qualifying Substitute Mortgage Loan therefor, in each case to the same extent and in the same manner as the Depositor is obligated to the Trustee and the Trust Fund under Section 2.02(c) of the Trust Agreement.

Section 1.04.

Representations and Warranties of the Seller.

(a)

The Seller hereby represents and warrants to the Depositor that as of the Closing Date:

(i)

the Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, carry on its business as presently conducted and enter into and perform its obligations under the Assignment and Assumption Agreement and this Agreement;

(ii)

the execution and delivery by the Seller of the Assignment and Assumption Agreement and this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; neither the execution and delivery of the Assignment and Assumption Agreement or this Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the provisions thereof or hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or bylaws of the Seller;

(iii)

the execution, delivery and performance by the Seller of the Assignment and Assumption Agreement and this Agreement and the consummation of the transactions contemplated thereby and hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

each of the Assignment and Assumption Agreement and this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Bank, in the case of the Assignment and Assumption Agreement, and the Depositor, in the case of this Agreement, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened or likely to be asserted against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by the Assignment and Assumption Agreement or this Agreement or (B) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under the Assignment and Assumption Agreement or this Agreement.

(b)

The representations and warranties of the Transferor with respect to the Mortgage Loans in the Transfer Agreement were made as of the date of such Transfer Agreement.  To the extent that any fact, condition or event with respect to a Transferred Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreement and (ii) a representation or warranty of the Seller under this Agreement, the sole right or remedy of the Depositor with respect to a breach by the Seller of such representation and warranty (except in the case of a breach by the Seller of the representations made by it pursuant to Sections 1.04(b)(xiii), (xiv), (xv), (xvi), (xvii) and (xviii), shall be the right to enforce the obligations of such Transferor under any applicable representation or warranty made by it.  The representations made by the Seller pursuant to Sections 1.04(b)(xiii), (xiv), (xv), (xvi), (xvii) and (xviii) shall be direct obligations of the Seller.  The Depositor acknowledges and agrees that the representations and warranties of the Seller in this Section 1.04(b) (except in the case of  those representations and warranties made pursuant to Sections 1.04(b)(xiii), (xiv), (xv), (xvi), (xvii) and (xviii)) are applicable only to facts, conditions or events that do not constitute a breach of any representation or warranty made by the Transferor in the Transfer Agreement.  The Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Transferred Mortgage Loans (except in the case of those representations and warranties made by it pursuant to Sections 1.04(b)(xiii), (xiv), (xv), (xvi), (xvii) and (xviii)) if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreement, without regard to whether the related Transferor fulfills its contractual obligations in respect of such representation or warranty; provided, however, that if the Transferor fulfills its obligations under the provisions of the Transfer Agreement by substituting for the affected Mortgage Loan a mortgage loan which is not a Qualifying Substitute Mortgage Loan, the Seller shall, in exchange for such substitute mortgage loan, provide the Depositor (a) with the applicable Purchase Price for the affected Mortgage Loan or (b) within the two-year period following the Closing Date, with a Qualified Substitute Mortgage Loan for such affected Mortgage Loan.

Subject to the foregoing, the Seller represents and warrants upon delivery of the Transferred Mortgage Loans to the Depositor hereunder, as to each, that, as of the Closing Date:

(i)

The information set forth with respect to the Transferred Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Transferred Mortgage Loans, and the information with respect to each Transferred Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

(ii)

There are no defaults (other than delinquency in payment) in complying with the terms of any Mortgage, and the Seller has no notice as to any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing but which have not been paid;

(iii)

Except in the case of Cooperative Loans, if any, each Mortgage requires all buildings or other improvements on the related Mortgaged Property to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located pursuant to insurance policies conforming to the requirements of the guidelines of Fannie Mae or Freddie Mac.  If upon origination of the Transferred Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect, which policy conforms to the requirements of the current guidelines of the Federal Flood Insurance Administration.  Each Mortgage obligates the related Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement;

(iv)

Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(v)

In the case of approximately 90.14% and 9.86% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), the related Mortgage evidences a valid, subsisting, enforceable and perfected first lien or second lien, respectively, on the related Mortgaged Property (including all improvements on the Mortgaged Property).  The lien of the Mortgage is subject only to: (1) the first Mortgage, in the case of a Mortgaged Property that is secured by a perfected second lien, (2) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Transferred Mortgage Loan, and (4) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage.  In the case of approximately  90.14% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date), any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee in connection with, a Transferred Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Depositor has full right to sell and assign the same to the Trustee;

(vi)

Immediately prior to the transfer and assignment of the Transferred Mortgage Loans to the Depositor, the Seller was the sole owner of record and holder of each Transferred Mortgage Loan, and the Seller had good and marketable title thereto, and has full right to transfer and sell each Transferred Mortgage Loan to the Depositor free and clear, except as described in paragraph (v) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Transferred Mortgage Loan pursuant to this Agreement;

(vii)

Each Transferred Mortgage Loan other than any Cooperative Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA Mortgagee Title Insurance Policy or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator of the Transferred Mortgage Loan, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Transferred Mortgage Loan (subject only to the exceptions described in paragraph (v) above).  If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related Title Insurance Policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located.  With respect to any Title Insurance Policy, the originator is the sole insured of such mortgagee Title Insurance Policy, such mortgagee Title Insurance Policy is in full force and effect and will inure to the benefit of the Depositor upon the consummation of the transactions contemplated by this Agreement, no claims have been made under such mortgagee Title Insurance Policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee Title Insurance Policy;

(viii)

No foreclosure action is being threatened or commenced with respect to any Transferred Mortgage Loan.  There is no proceeding pending for the total or partial condemnation of any Mortgaged Property (or, in the case of any Cooperative Loan, the related cooperative unit) and each such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Transferred Mortgage Loan or the use for which the premises were intended;

(ix)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(x)

[Reserved]

(xi)

Each Transferred Mortgage Loan will have a CLTV of 100% or less as of the Closing Date;

(xii)

Each Transferred Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G of the Code and Treas. Reg. §1.860G-2;

(xiii)

Each Transferred Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(xiv)

No Transferred Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary.  In addition, no Transferred Mortgage Loan is a “high-cost,” “high-cost home,” “covered,”  “high-risk home,” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xv)

No Transferred Mortgage Loan was at the time of origination subject to the Home Ownership and Equity Protection Act of 1994 (15 U.S.C. § 1602(c)), Regulation Z (12 CFR 226.32) or any comparable state law;

(xvi)

The information set forth in the Prepayment Charge Schedules, included as part of the Mortgage Loan Schedules at Schedules A-1 and A-2 hereto (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates on which such information is furnished and each Prepayment Charge is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure);

(xvii)

No Transferred Mortgage Loan was originated (or modified) on or after October 1, 2002 through March 6, 2003 which is secured by a mortgaged property located in Georgia; and

(xviii)

In addition to the foregoing representations and warranties made in subparagraphs (i) through (xvii) of this Section 1.04(b), the Seller further represents and warrants upon delivery of the Pool 1 Transferred Mortgage Loans, as to each such Mortgage Loan, that:

(a)

The outstanding Scheduled Principal Balance of each Pool 1 Transferred Mortgage Loan does not exceed the applicable maximum original loan amount limitations with respect to first lien or second lien one-to-four family residential mortgage loans, as applicable, as set forth in the Freddie Mac Selling Guide;

(b)

There is no Pool 1 Transferred Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act (the “Georgia Act”);

(c)

To the best of the Seller’s knowledge, no borrower was required to purchase any single premium credit life, mortgage, disability, accident, unemployment or health insurance product or debt cancellation agreement as a condition of obtaining the extension of credit evidenced by any Pool 1 Transferred Mortgage Loan.  No borrower obtained a prepaid single-premium credit life, mortgage, disability, accident, unemployment or health insurance policy in connection with the origination of any Pool 1 Transferred Mortgage Loan; no proceeds from any Pool 1 Transferred Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Pool 1 Transferred Mortgage Loan;

(d)

The Servicer for each Pool 1 Transferred Mortgage Loan has fully furnished in the past (and the Seller shall cause the Servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(e)

With respect to any Pool 1 Transferred Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a prepayment prior to maturity, to the best of the Seller’s knowledge: (i) pursuant to the Transferor’s underwriting guidelines, the borrower agreed to such a premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to such Pool 1 Transferred Mortgage Loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such Prepayment Charge, (iii) the Prepayment Charge is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three years from the date of the note, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such Prepayment Charge in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(f)

With respect to any Pool 1 Transferred Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(g)

With respect to any Pool 1 Transferred Mortgage Loan secured by manufactured housing, (i) each contract is secured by a “single family residence” within the meaning of Section 25(e)(10) of the Code and (ii) the manufactured housing is the principal residence of the borrower.  The fair market value of the manufactured home securing each contract was at least 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC provisions of the Code) or (ii) the time the contract was transferred to the Seller.  Each such contract is a “qualified mortgage” under Section 860G(a)(3) of the Code;

(h)

To the best of the Seller’s knowledge, no borrower was encouraged or required to select a Pool 1 Transferred Mortgage Loan product offered by the Transferor which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Transferor’s origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the mortgage loan’s originator or any affiliate of the Transferor. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Transferor, the Transferor referred the borrower’s application to such affiliate for underwriting consideration;

(i)

To the best of the Seller’s knowledge, the methodology used in underwriting the extension of credit for each Pool 1 Transferred Mortgage Loan employs objective mathematical principles which relate to the borrower’s income, assets and liabilities to the proposed payment and such indemnity methodology does not rely on the extent of the borrower’s equity in the collateral as the principle determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval), the borrower had a reasonable ability to make timely payments on the related Pool 1 Transferred Mortgage Loan;

(j)

To the best of the Seller’s knowledge, no borrower under a Pool 1 Transferred Mortgage Loan was charged points or fees (determined in accordance with Freddie Mac’s anti-predatory lending requirements as set forth in the Freddie Mac Selling Guide) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Pool 1 Transferred Mortgage Loan, whichever is greater; and

(k)

All points, fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Pool 1 Transferred Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

(c)

With respect to any of the foregoing representations and warranties made in subparagraphs (xiii) (xiv), (xv), (xvi), (xvii) and (xviii) of Section 1.04(b), a breach of any such representations or warranties shall be deemed to materially and adversely affect the value of the affected Mortgage Loan and the interests of Certificateholders therein, irrespective of the Seller’s knowledge of such breach.

(d)

Promptly upon discovery by the Seller or the Depositor that any First Payment Default Mortgage Loan may be repurchased by the Transferor, the Depositor shall enforce its rights under Section 20 of the Commitment Letter.  If the price at which the Transferor is required to purchase any First Payment Default Mortgage Loan is less than the Purchase Price as defined in the Trust Agreement, the Seller shall be obligated to pay such difference to the Depositor on the date of repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 1.04(b) herein shall survive the Closing Date.  Upon discovery by either the Seller or the Depositor of a breach of any of the foregoing representations and warranties (excluding a breach of subparagraph (xvi) under Section 1.04(b)) that adversely and materially affects the value of the related Mortgage Loan and that does not also constitute a breach of a representation or warranty of a Transferor in the related Transfer Agreement, the party discovering such breach shall give prompt written notice to the other party; provided, however, that notwithstanding anything to the contrary herein, this paragraph shall be specifically applicable to a breach by the Seller of the representations made pursuant to subparagraphs (xiii), (xiv), (xv), (xvii) and (xviii) of Section 1.04(b) irrespective of the Transferor’s breach of a comparable representation or warranty made in the Transfer Agreement.  Within 60 days of the discovery of any such breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Depositor at the applicable Purchase Price or (c) within the two-year period following the Closing Date, as applicable, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

Notwithstanding the second paragraph of Section 1.04(c), in connection with the Seller’s representations and warranties made in subparagraph (xvi) of Section 1.04(b) and within 90 days of the earlier of discovery by the Seller or receipt of notice from the Servicer of a breach of such representation and warranty by the Seller, which breach materially and adversely affects the interests of the Class P Certificateholders in any Prepayment Charge, the Seller shall, if (i) such representation and warranty is breached and a Principal Prepayment has occurred or (ii) if a change in law subsequent to the Closing Date limits the enforceability of the Prepayment Charge (other than in the circumstances set forth in subparagraph (xvi) of Section 1.04(b)), pay, at the time of such Principal Prepayment or change in law, the amount of the scheduled Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Certificate Account no later than the Deposit Date immediately following the Prepayment Period in which such Principal Prepayment on the related Mortgage Loan or such change in law has occurred, net of any Servicer Prepayment Charge Payment Amount made by the Servicer with respect to the related Mortgage Loan in lieu of collection of such Prepayment Charge.

Section 1.05.

Grant Clause.

It is intended that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan.  However, if any such conveyance is deemed to be in respect of a loan, it is intended that:  (a) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (b) the Seller hereby grants to the Depositor a first priority security interest to secure payment of an obligation in an amount equal to the purchase price set forth in Section 1.01(a) in all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans and other property; and (c) this Agreement shall constitute a security agreement under applicable law.

Section 1.06.

Assignment by Depositor.

Concurrently with the execution of this Agreement, the Depositor shall assign its interest under this Agreement with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Depositor under this Agreement.  All references to the rights of the Depositor in this Agreement shall be deemed to be for the benefit of and exercisable by its assignee or designee, specifically including the Trustee.

ARTICLE II.

MISCELLANEOUS PROVISIONS

Section 2.01.

Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.02.

Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 2.03.

Amendment.

(a)

This Agreement may be amended from time to time by the Seller and the Depositor, with the consent of the Trustee but without notice to or the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund, the Trust Agreement or this Agreement in the Prospectus Supplement; or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions.  No such amendment effected pursuant to clause (iii) of the preceding sentence shall adversely affect in any material respect the interests of any Certificateholder.  Any such amendment shall be deemed not to adversely affect in any material respect any Certificateholder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates, if any (and any Opinion of Counsel received by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

(b)

This Agreement may also be amended from time to time by the Seller and the Depositor with the consent of the Trustee and the Certificateholders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Certificateholder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Certificateholders of which are required to consent to any such amendment without the consent of the Certificateholders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Certificateholder” or “Certificateholders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificates Owners.

(c)

It shall not be necessary for the consent of Certificateholders under this Section 2.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 2.04.

Valid Assignment.

The Transferor acknowledges and agrees that this Agreement constitutes a valid assignment and assumption of the rights and obligations of the Seller under the Transfer Agreement and the Commitment Letter with respect to the Mortgage Loans by the Seller to the Depositor pursuant to Section 12.10 of the Transfer Agreement and the Commitment Letter.  The Seller further agrees to mark its books and records to reflect the ownership of the Mortgage Loans by the Depositor.

Section 2.05.

Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 2.06.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 2.07.

Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver, as well as the Trustee.

Section 2.08.

Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.09.

Benefits of Agreement.

The parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties set forth herein, that the Trustee enjoys the full benefit of the provisions of this Agreement each as an intended third party beneficiary; provided, however, nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Trustee and the Certificateholders, any benefit or legal or equitable right, power, remedy or claim under this Agreement.

Section 2.10.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

By:           /s/ Joseph J. Kelly

Name: Joseph J. Kelly

Title:   Authorized Signatory

STRUCTURED ASSET SECURITIES CORPORATION,

as Purchaser

By:          /s/ Ellen V. Kiernan

Name: Ellen V. Kiernan

Title:   Senior Vice President

ACKNOWLEDGED (for purposes of Section 2.04)

WELLS FARGO BANK, N.A.

By:    /s/  Michael Pinzon

Name: Michael Pinzon

Title: Assistant Vice President

SCHEDULE A

TRANSFERRED MORTGAGE LOANS

MORTGAGE LOAN SCHEDULE

(including Prepayment Charge Schedules and Prepayment Charge Summary)

EXHIBIT A

CERTAIN DEFINED TERMS

“Prepayment Charge”:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during a Prepayment Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”:  As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, included as part of the Mortgage Loan Schedule at Exhibit A (including the Prepayment Charge Summary attached thereto).  The Prepayment Charge Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Prepayment Charge:

(i)

the Mortgage Loan identifying number;

(ii)

a code indicating the type of Prepayment Charge;

(iii)

the state of origination of the related Mortgage Loan;

(iv)

the date on which the first Scheduled Payment was due on the related Mortgage     Loan;

(v)

the term of the related Prepayment Charge; and

(vi)

the Scheduled Principal Balance of the Mortgage Loan as of the Cut-off Date.

Such Prepayment Charge Schedule shall be amended from time to time by the Seller and a copy of such amended Prepayment Charge Schedule shall be furnished by the Seller.

“Servicer Prepayment Charge Payment Amount”:  The amount payable by a Servicer in respect of any impermissible waiver by the Servicer of a Prepayment Charge pursuant to the related Servicing Agreement.

EXHIBIT B

FORM OF TERMS LETTER

March 1, 2006

Structured Asset Securities Corporation

745 Seventh Avenue

New York, New York 10019

Re:

Structured Asset Securities Corporation Mortgage Trust
Mortgage Pass-Through Certificates, Series 2006-WF1

Ladies and Gentlemen:

This letter (the “Terms Letter”) is made in accordance with the Mortgage Loan Sale and Assignment Agreement, dated as of March 1, 2006 (the “Mortgage Loans Sale Agreement”), between Structured Asset Securities Corporation and Lehman Brothers Holdings Inc.  Capitalized terms used but not defined herein shall have the meanings set forth in the Mortgage Loan Sale Agreement.

The Purchase Price shall be $[     ].

This Terms Letter may be signed in any number of counterparts, each of which shall be deemed to be an original, but taken together, shall constitute a single document.

[Remainder of page intentionally left blank]

Please acknowledge your agreement with the foregoing by signing and returning the enclosed copy of this Terms Letter to the undersigned.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:          /s/ Joseph J. Kelly

Name: Joseph J. Kelly

Title:  Authorized Signatory

Acknowledged and Agreed:

STRUCTURED ASSET SECURITIES

    CORPORATION

By:         /s/ Ellen V. Kiernan

Name: Ellen V. Kiernan

Title:   Senior Vice President

EXHIBIT C

FORM OF COMMITMENT LETTER

Lehman Brothers Bank, FSB

745 7th Ave.

6th Floor

New York, NY  10019

Attn:  Ms. Leslee Gelber

RE:  Commitment Letter for WFHM 2006-M02 (this “Commitment Letter”)

Ladies and Gentlemen:

Wells Fargo Bank, N.A. (the "Seller") hereby confirms its agreement to sell and Lehman Brothers Bank, FSB (the "Purchaser") hereby confirms its agreement to purchase, without recourse and on a servicing retained basis, certain fixed rate and adjustable rate, first lien, conventional, one-to-four family, residential subprime mortgage loans (the "Mortgage Loans") on the terms and conditions set forth below (such transaction, the "Purchase Transaction").  All capitalized terms not defined herein shall have the meaning assigned to them in the Seller’s Warranties and Servicing Agreement (the "Agreement").  The Agreement, as well as the form of the Mortgage Loan Purchase Agreement (the “MLPA”), will be sent to the Purchaser under separate cover.  Each of the Agreement and the MLPA shall be in a form reasonably acceptable to Seller and Purchaser.  The Purchaser has the right to assign all of its rights under the Agreement, the MLPA and/or any of the Mortgage Loans purchased under the Agreement to any affiliate of the Purchaser or to one or more third parties.

1.

Term of this Commitment

With respect to the Purchase Transaction, the Mortgage Loans shall be purchased by the Purchaser and sold by the Seller on February 24, 2006 (the "Closing Date"), or such other date as shall be mutually agreed to by the parties.

2.

Aggregate Amount of Mortgage Loans

The Mortgage Loans being sold shall have an aggregate unpaid scheduled principal balance as of February 1, 2006 (the "Cut-off Date") of approximately $941,899,070 with a delivery variance of plus or minus 5%.

3.

Purchase Price

The purchase price (the “Purchase Price) for the Mortgage Loans, subject to the succeeding paragraph, shall be 101.484375% of the aggregate outstanding scheduled principal balance of the Mortgage Loans being purchased as of the Cut-off Date, after application of payments due on the Mortgage Loans on or before the Cut-off Date whether or not received, plus accrued interest at the Mortgage Loan Remittance Rate (as defined below) from the Cut-off Date through the day prior to the Closing Date, inclusive.  The Purchase Price assumes a net weighted average coupon (the “Net WAC”) on the Mortgage Loans of 7.109% and a weighted average remaining term (“WAM”) as of the Closing Date of 352 months.

On the Closing Date, should the Net WAC on the Mortgage Loans vary from what is set forth herein, the Purchase Price shall be adjusted using a 1.5:1 buyup and a 1.75:1 buydown ratio for the Mortgage Loans to arrive at the adjusted purchase price (the “Adjusted Purchase Price”).

4.

The Mortgage Loans

The Mortgage Loans have the approximate characteristics as of the Cut-off Date set forth herein or described in Exhibit A:

a.

Product Type: Conventional, one-to-four family residential, fixed rate and adjustable rate, first lien subprime Mortgage Loans.

b.

Mortgage Loan Remittance Rate: The Mortgage Loan Remittance Rate, which is also the Net WAC, shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate as defined in Paragraph 5 hereof.

c.

Mortgage Interest Rate: The Mortgage Interest Rate payable by the Mortgagor as set forth in the related Mortgage Note, which on the adjustable rate Mortgage Loans is subject to adjustment from time to time in accordance with the terms of the related Mortgage Note.

d.

Terms of Payment: Each Mortgage Note is payable monthly in equal installments of principal and interest, with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term of not more than 30 years. Notwithstanding the previous sentence, the Seller may deliver Mortgage Loans which contain balloon features and the stated maturities of such balloon loans will be determined in accordance with the provisions of the related Mortgage Notes.

e

Underwriting Standards:  The Mortgage Loans were underwritten in accordance with the Seller's underwriting guidelines provided to the Purchaser.

f.

Type of Mortgaged Property: Each of the Mortgaged Properties is located in the United States and consists of a contiguous parcel of real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development ("PUD").  Any condominium project or PUD shall conform with the applicable Seller requirements regarding such dwellings and no residence or dwelling is a mobile home.

g.

Loan to Value Ratio: Except as set forth on the Mortgage Loan Schedule, all Mortgage Loans which had at origination a loan-to-value ratio in excess of 80% are insured either by a policy of lender-paid or borrower-paid primary mortgage guarantee insurance issued by a primary mortgage insurer having a claim paying ability rating acceptable to Fannie Mae or Freddie Mac for the amount over 78% until the principal balance of such Mortgage Loan is reduced below 80% of the value of the related Mortgaged Property (as to borrower-paid primary mortgage guarantee insurance) or for the life of the loan (as to lender-paid primary mortgage guarantee insurance).

h.

Form of Documentation: The Mortgage is either on a Fannie Mae/Freddie Mac uniform instrument or is on a form acceptable to either Fannie Mae or Freddie Mac.

i.

Delinquencies:  No payment required under any Mortgage Loan will be 30 days or more delinquent on the Closing Date.  No Mortgage Loan will have been 30 days delinquent more than once during the twelve (12) months immediately preceding the Closing Date.

j.

Due on Sale: Each Mortgage Loan contains an enforceable provision, to the extent not prohibited by federal law as of the date of the related Mortgage, for the acceleration of the payments of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

k.

No High Cost Mortgage Loans: None of the Mortgage Loans are classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended (b) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) “High Cost” or “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6c, Appendix E, revised January 1, 2006.

l.

Debt-to-Income Ratio (“DTI”): DTI is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) over (ii) the mortgagor’s gross monthly income.  No Mortgage Loans will have a DTI in excess of 55%.

5.

Servicing

The Mortgage Loans shall be serviced by the Seller pursuant to the terms of the Agreement.  The Seller shall be obligated to remit scheduled payments of principal and interest at the Mortgage Loan Remittance Rate on each Mortgage Loan to the Purchaser or its designee or assignee on the 18th day of each month, or if such day is not a business day, then the next business day (the “Mortgage Loan Remittance Date”).  In connection with any prepayments, the Seller shall contribute from its own funds to the extent that such contributions do not exceed the Servicing Fee (as defined herein) payable to the Seller for such prior month, any shortfall in the interest component thereof, such that one month’s interest shall be deposited in the Custodial Account, as defined in the Agreement, prior to the Mortgage Loan Remittance Date.  The Seller’s obligation to remit payments of principal and interest shall continue through the remittance date prior to the date that the Mortgage Loan is converted to an REO Property or upon notice from the Purchaser that the servicing will be transferred to a third party under the Agreement.

The Seller shall be entitled to receive, from each Mortgage Loan, a servicing fee (the "Servicing Fee") equal to 0.50% (the "Servicing Fee Rate").

Any premiums payable on LPMI Policies will be paid from the Seller’s own funds without reimbursement.

The Agreement and the MLPA shall set forth representations and warranties with respect to the Mortgage Loans, and the Seller, each to be mutually acceptable to the Seller and Purchaser, and shall require the Seller to repurchase any Mortgage Loan to which a material breach of a representation or warranty is discovered and cannot be cured, and which breach materially and adversely affects the value of such Mortgage Loan or the Purchaser’s interest therein.  Unless stated otherwise, the price for such repurchase shall be equal to the Stated Principal Balance of the Mortgage Loan plus accrued interest thereon from the last paid installment date through the last day of the month in which repurchase takes place, inclusive at the Mortgage Loan Remittance Rate; provided however if such breach is discovered within twelve (12) months immediately following the Closing Date, then the price for such repurchase shall be equal to the Purchase Price or Adjusted Purchase Price, as the case may be, of the Stated Principal Balance of the Mortgage Loan plus accrued interest thereon from the last paid installment date through the last day of the month in which repurchase takes place, inclusive, at the Mortgage Loan Remittance Rate.

6.

Delivery of Mortgage Loan Documents

The Mortgage Loan Documents, identified as items 1 through 4 on Exhibit B to the Agreement, will be transferred to Wells Fargo Bank, N.A., successor by merger to Wells Fargo Bank Minnesota, N.A. (the "Custodian") within five (5) business days prior to the Closing Date.  Such Mortgage Loan Documents will be held and administered pursuant to a custodial agreement (the "Custodial Agreement").  The Purchaser shall be responsible for paying all expenses of the Custodian in connection with the Custodian's initial certification (the "Initial Certification") on such Mortgage Loan Documents.  The Purchaser will also be responsible for paying all ongoing fees of the Custodian.  The Mortgage Note for each Mortgage Loan shall be endorsed in blank and the Assignment of Mortgage for each Mortgage Loan shall be assigned in blank, unless designated otherwise by the Purchaser.  The Purchaser has no obligation to purchase any Mortgage Loan which contains missing documents that could affect the enforceability on the Mortgage Loans.

Prior to Company’s receipt of the Purchase Price or Adjusted Purchase Price, the Purchaser shall cause the Custodian to act as bailee for the sole and exclusive benefit of the Company pursuant to the Custodial Agreement and act only in accordance with Company’s instructions.  Upon the Company’s receipt of the Purchase Price or Adjusted Purchase Price, the Company shall provide notification to the Custodian to release ownership of the Mortgage Loan Documents specified above to the Purchaser.  Such notification shall be in a form of a written notice by facsimile or other electronic media, with a copy sent to the Purchaser.  Subsequent to such release, such Mortgage Loan Documents shall be retained by the Custodian for the benefit of the Purchaser.  All Mortgage Loan Documents related to Mortgage Loans not purchased by the Purchaser on the Closing Date shall be maintained by the Custodian for the benefit of the Company and shall be returned to the Company within two (2) Business Days after the Closing Date.

7.

Mortgage Loan Schedule

At least three (3) business days prior to the Closing Date, the Seller shall forward a final mortgage loan schedule, to the Purchaser setting forth all of the Mortgage Loans the Purchaser has indicated it is willing to purchase pursuant to the terms of this Commitment Letter.  In addition to the information and data set forth on Exhibit A hereto, the Seller agrees to provide the Purchaser to the extent available the information required to meet the requirements of Standard & Poor’s Ratings Services’ in connection with the Purchaser’s reconstitution of the Mortgage Loans in the secondary market.

8.

Review of Loan Files

The Purchaser may conduct a 100% due diligence review of the Mortgage Loan legal and credit files for the purpose of ensuring conformity with the underwriting guidelines, the terms of this Commitment Letter, the MLPA and the Agreement.  In addition, the Purchaser is entitled to obtain BPO’s or other property evaluations on the Mortgaged Properties.  The Purchaser reserves the right to reject any Mortgage Loan from the Purchase Transaction which does not conform to the Seller’s underwriting guidelines, this letter, the Agreement or the MLPA.   Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser’s rights or Seller’s obligations under the Agreement, thereafter.  The Purchaser may conduct additional due diligence reviews of the credit files after the Closing Date.

9.

Closing

The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree or conducted in person, at such place as the parties shall agree.

The closing shall be subject to each of the following conditions:

a.

the Seller and the Purchaser shall have executed and delivered all Closing Documents as specified in Section 10 of this Commitment Letter, duly executed by all signatories as required pursuant to the respective terms thereof;

b.

provided that all other conditions of this Commitment Letter have been fulfilled in all material respects, the Seller shall have received the Purchase Price or Adjusted Purchase Price on the Closing Date pursuant to Section 3 of this Commitment Letter, by wire transfer of immediately available federal funds to the account designated by the Seller; and

c.

all other terms and conditions of this Commitment Letter shall have been complied with (unless mutually waived by the Seller and the Purchaser).

10.

Closing Documents

The Closing Documents shall consist of the following documents:

a.

this Commitment Letter dated as of January 26, 2006;

b.

the Agreement between the Seller and the Purchaser dated as of February 1, 2006, including all exhibits;

c.

the MLPA between the Seller and the Purchaser dated February 1, 2006, including all exhibits;

d.

a certified copy of the Custodial Agreement between the Purchaser and the Custodian dated as of April 1, 2000;

e.

the Initial Certification of the Custodian regarding the Mortgage Loans;

f.

an originally executed Side Letter (the “Side Letter”) regarding repurchase price by and between the Seller and the Purchaser dated as of February 1, 2006;

g.

the Mortgage Loan Schedule;

h.

an Officer’s Certificate of the Seller;

i.

an Opinion of Counsel of the Seller; and

j.

an Assignment and Assumption Agreement dated as of the Closing Date between the Seller and the Purchaser assigning the Purchaser’s rights as servicer under the Custodial Agreement to the Seller.

11.

Costs

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including initial recording fees, fees for title policy endorsements and continuations, and Seller’s attorney fees shall be paid by the Seller.

12.

Confidential Information

The Seller shall keep confidential and shall not divulge to any party, without the Purchaser's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

13.

Notices

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

14.

Further Amendments

The Seller and the Purchaser each agree to execute and deliver to the other such additional documents or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Commitment Letter and to consummate the transactions contemplated hereby.  The Purchaser shall have the right to verify the information in this Commitment Letter, to review the Mortgage Loan Documents and to make site inspections.

15.

Intention of the Parties

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or other security.  Accordingly, each party intends to treat the Purchase Transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans and will be held consistent with the classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the related Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans.  Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

16.

Reconstitution

The Purchaser may sell the Mortgage Loans to whole loan purchasers (“Whole Loan Transfers”), exchange the Mortgage Loans for agency securities (“Agency Transfers”) or convey the Mortgage Loans to securitized trust structures (“Securitization Transactions”). The Seller shall cooperate with Purchaser in accordance with the terms of the Agreement with respect to such transactions.

17.

Prepayment Penalties

All cash flows from prepayment penalties shall be paid to the Purchaser and shall not be waived by the Seller other than as provided in the Agreement.  The Seller shall represent in the Agreement that the enforcement of any prepayment penalty will not violate any applicable federal, state or local law or regulation.

18.

Master Servicer

The Purchaser has designated Aurora Loan Services LLC (“Aurora”) as its master servicer for the Mortgage Loans being sold by the Seller and purchased by the Purchaser under this Purchase Transaction.  In its capacity as the Purchaser’s master servicer, the Purchaser has empowered and given the authority to Aurora to conduct and administer certain servicing and pool administration activities of the Seller on the Purchaser’s behalf.  This interaction between Aurora and the Seller will occur when Aurora deals with the Seller in their capacity of servicer of the Mortgage Loans in this Purchase Transaction and in accordance with the Agreement.

19.

Non-Solicitation

From and after the Cut-off Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing, in whole or in part.  It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors and the attendant rights, title and interest in and to the list of such mortgagors and data relating to the Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Agreement on the Closing Date and the Seller shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements shall not constitute solicitation under this section.

20.

First Payment Default

The Seller shall repurchase at the Purchase Price, all Mortgage Loans that fail to make the first scheduled monthly payment due to the Purchaser within thirty (30) days of when such payment is due (an “FPD”).   In the event an FPD occurs, the repurchase price shall be equal to (i) the product of the Purchase Price percentage set forth in this Commitment Letter, together with any adjustments as provided herein, and the Stated Principal Balance of the related Mortgage Loan as of the date on which such repurchase is effective, plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been distributed to the Purchaser through the last day of the month in which such repurchase is effective, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

21.

Premium Recapture

With respect to any Mortgage Loan which prepays in full within the first month following the Closing Date, that (i) with respect to any such Mortgage Loan that does not provide for a Prepayment Penalty, the Seller will reimburse the Purchaser for the premium paid in excess of par as set forth in this Commitment Letter, together with any adjustments provided therein, and (ii) with respect to any such Mortgage Loan that provides for a Prepayment Penalty, the Seller shall pay to the Purchaser such Prepayment Penalty, plus the amount, if any, by which the purchase price premium in excess of par paid by the Purchaser exceeds the amount of such Prepayment Penalty.  Upon receipt of the monthly remittance advice each month, the Purchaser or its designee shall bill the Seller for any amounts payable pursuant to this Section.

Kindly acknowledge receipt of this confirmation by signing and returning the enclosed Commitment Letter to Kelly Butler by February 17, 2006.  Your failure to return a countersigned duplicate of this letter to us within the time indicated shall give us the right, at our sole discretion, to declare the oral agreement confirmed be held null and void.

Sincerely,

WELLS FARGO BANK, N.A.

By:

Name:

Title:

Accepted and Agreed:

LEHMAN BROTHERS BANK, FSB

By:

Name:

Title:

Date:

EXHIBIT A

Electronic Data File

(1)

the Seller's Mortgage Loan identifying number;

(2)

the Mortgagor's and Co-Mortgagor’s name;

(3)

the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;

(4)

the Mortgagor’s and Co-Mortgagor’s (if applicable) FICO score;

(5)

the street address of the Mortgaged Property including the city, state, county and zip code;

(6)

a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3 family dwelling, a 4 family dwelling, a manufactured dwelling, PUD, a townhouse, a unit in a condominium project, or a cooperative;

(7)

a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan;

(8)

the original months to maturity or the remaining months to maturity from the Cut-off Date;

(9)

the Loan to Value Ratio at origination;

(10)

the Combined Loan to Value Ratio at origination;

(11)

the Mortgage Interest Rate as of the Cut-off Date;

(12)

the First Payment Date of the Mortgage Loan;

(13)

the Stated Maturity Date;

(14)

the amount of the Monthly Principal and Interest Payment as of the Cut-off Date;

(15)

the actual Next Due Date of the Mortgage Loan;

(16)

the Original Principal Amount of the Mortgage Loan;

(17)

the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date;

(18)

the Mortgage Loan purpose type;

(19)

the Occupancy Status of the Mortgaged Property;

(20)

the Mortgagor’s Mailing address (if different then the #’s above);

(21)

the Total Monthly Payment (includes taxes and insurance);

(22)

a code indicating whether the Mortgage Loan the documentation type (full, limited etc.);

(23)

the origination date of the Mortgage Loan;

(24)

the Purchase Price of the property (if a purchase);

(25)

the Appraisal value;

(26)

the number of units;

(27)

the Mortgagor’s and Co-Mortgagor’s race;

(28)

the Mortgagor’s and Co-Mortgagor’s gender;

(29)

the qualifying monthly income of the Mortgagor or Co-Mortgagor;

(30)

the Application Date;

(31)

a code indicating whether the loan was originated through a Correspondent, Retail or Wholesale Channel;

(32)

the year in which the Mortgaged Property was built;

(33)

the Mortgage Interest Rate at the time of origination;

(34)

the amount of the monthly principal and interest payment at the time of origination;

(35)

 the HOEPA status of the Mortgage Loan (Y or N);

(36)

a code indicating the Mortgage Insurance Provider and percent of coverage, if applicable;

(37)

the Mortgage Insurance Certificate Number; a code indicating the method of payment for Mortgage Insurance Premiums and cost (Lender Paid MI), if applicable;

(38)

the number of borrowers;

(39)

the Borrower date of birth;

(40)

the Co-Borrower date of birth;

(41)

the combined annual income;

(42)

a code indicating first time buyer;

(43)

the monthly Servicing Fee;

(44)

the Credit Grade;

(45)

the Prepayment Penalty Indicator;

(46)

the Term of  the Prepayment Penalty Period;

(47)

the Lender Paid Mortgage Insurance Indicator; and

(48)

a code indicating whether a loan is a first-lien or second-lien mortgage loan.